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                             DISTRIBUTION AGREEMENT

                  DISTRIBUTION AGREEMENT, dated July _____, 1999, between DLJdirect Mutual Funds, a Delaware business trust (the "Trust"), and Donaldson Lufkin & Jenrette Securities Corporation (the "Distributor"). The Trust is registered as a series investment company under the Investment Company Act of 1940 (the "1940 Act"), and an indefinite number of shares of beneficial interest in one or more series, without par value (the "Shares"), have been registered under the Securities Act of 1933, as amended (the "1933 Act") to be offered for sale to the public in a continuous public offering in accordance with terms and conditions set forth in the Prospectus and Statement of Additional Information (the "Prospectus") of the Trust included in the Trust's Registration Statement on Form N-1A as such documents may be amended from time to time.

                  In this connection, the Trust desires that the Distributor act as its exclusive sales agent and distributor for the sale and distribution of Shares. The Distributor has advised the Trust that it is willing to act in such capacities, and it is accordingly agreed between them as follows:

                  1. The Trust hereby appoints the Distributor as exclusive sales agent and distributor for the sale and distribution of Shares pursuant to the aforesaid continuous public offering of Shares, and the Trust further agrees from and after the commencement of such continuous public offering that it will not, without the Distributor's consent, sell or agree to sell any Shares otherwise than through the Distributor, except the Trust may issue Shares in connection with a merger, consolidation or acquisition of assets on such basis as may be authorized or permitted under the 1940 Act.

                  2. The Distributor hereby accepts such appointment and agrees to use its best efforts to sell such Shares, provided, however, that when requested by the Trust at any time for any reason the Distributor will suspend such efforts. The Trust may also withdraw the offering of Shares at any time when required by the provisions of any statute, order, rule or regulation of any governmental body having jurisdiction. It is under-







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stood that the Distributor does not undertake to sell all or any specific portion of the Shares of the Trust. The Trust acknowledges that the Distributor will enter into sales or servicing agreements with registered securities brokers and banks and into servicing agreements with financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. In entering into such agreements, the Distributor shall act only on its own behalf as principal underwriter and distributor. The Distributor shall not be responsible for making any distribution plan or service fee payments pursuant to any plans the Trust may adopt or agreements it may enter into.

                  3. The Distributor represents that it is a member in good standing of the National Association of Dealers, Inc. and agrees that it will use all reasonable efforts to maintain such status and to abide by the Conduct Rules, the Constitution and the Bylaws of the National Association of Securities Dealers, Inc., and all other rules and regulations that are now or may become applicable to its performance hereunder. The Distributor will undertake and discharge its obligations hereunder as an independent contractor and it shall have no authority or power to obligate or bind the Trust by its actions, conduct or contracts except that it is authorized to accept orders for the purchase or repurchase of Shares as the Trust's agent and subject to its approval. The Trust reserves the right to reject any order in whole or in part. The Distributor may appoint sub-agents or distribute through dealers or otherwise as it may determine from time to time pursuant to agreements approved by the Trust, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase of Shares on behalf of the Trust or otherwise act as the Trust's agent for any purpose. The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the then current Prospectus and such other materials as the Trust shall provide or approve in writing.

                  4. Shares may be sold by the Distributor only at prices and terms described in the then current Prospectus relating to the Shares and may be sold either through persons with whom it has selling agreements in a form approved by the Trust's Board of Trustees or directly to prospective purchasers. To facilitate sales,



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the Trust will furnish the Distributor with the net asset value of its Shares promptly after each calculation thereof.

                  5. The Trust has delivered to the Distributor a copy of its current Prospectus. It agrees that it will use its best efforts to continue the effectiveness of its Registration Statement filed under the 1933 Act and the 1940 Act. The Trust further agrees to prepare and file any amendments to its Registration Statement as may be necessary and any supplemental data in order to comply with such Acts. The Trust will furnish the Distributor at the Distributor's expense with a reasonable number of copies of the Prospectus and any amended Prospectus for use in connection with the sale of Shares.

                  6. At the Distributor's request, the Trust will take such steps at its own expense as may be necessary and feasible to qualify Shares for sale in states, territories or dependencies of the United States of America and in the District of Columbia in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Trust shall not be required to qualify Shares or to maintain the qualification of Shares in any state, territory dependency or district where it shall deem such qualification disadvantageous to the Trust. The Distributor will pay all expenses relating to its broker-dealer qualifications.

                  7. The Distributor agrees that:

                           (a) It will furnish to the Trust any pertinent
                  information required to be inserted with respect to the Distributor as exclusive sales agent and distributor within the purview of Federal and state securities laws in any reports or registrations required to be filed with any government authority;

                           (b) It will not make any representations inconsistent
                  with the information contained in the Registration Statement or Prospectus filed under the Securities Act of 1933, as in effect from time to time;


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                           (c) It will not use or distribute or authorize the
                  use of distribution of any statements other than those contained in the Trust's then current Prospectus or in such supplemental literature or advertising as may be authorized in writing by the Trust; and

                           (d) Subject to paragraph 9 below, the Distributor
                  will bear the costs and expenses of printing and distributing any copies of any prospectuses and annual and interim reports of the Trust (after such items have been prepared and set in type) which are used in connection with the offering of Shares which are incremental to the costs of setting in type such prospectuses and reports and the costs of printing the copies of such documents that the Trust prepares for distribution to its shareholders, and the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by the Distributor for use in connection with the offering of the Shares and the costs and expenses incurred by the Distributor in advertising, promoting and selling Shares of the Trust to the public. Subject to the approval of the Board of Trustees, such costs may be reimbursed pursuant to Section 9. The Trust has adopted a separate plan of distribution (collectively, the "Plan") pursuant to the provisions of rule 12b-1 of the 1940 Act on behalf of its shares, respectively, each of which provides for the payment of administrative and sales related expenses in connection with the distribution of Trust shares and the Distributor agrees to take no action inconsistent with said Plan.

                  8. The Trust will pay its legal and auditing expenses and the cost of composition, setting in type, printing and distribution of any prospectuses of annual or interim reports prepared for distribution to its shareholders.

                  9. The Trust will pay the Distributor for costs and expenses incurred by the Distributor in connection with distribution of Shares by the Distributor in accordance with the terms of the Plans of Distribution


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(the "Plans") adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act as such Plans may be in effect from time to time; provided, however, that no payments shall be due or paid to the Distributor hereunder unless and until this Agreement shall have been approved by Trustee Approval and Disinterested Trustee Approval (as such terms are defined in such Plans). The Trust reserves the right to modify or terminate such Plans at any time as specified in the Plans and Rule 12b-1, and this Section 9 shall thereupon be modified or terminated to the same extent without further action of the parties. In addition, this Section 9 may be modified or terminated by the Trustees as set forth in Section 13 hereof. The persons authorized to direct the payment of funds pursuant to this Agreement and the Plans shall provide to the Trust's Board of Trustees, and the Trustees shall review, at least quarterly a written report of the amounts so paid and the purposes for which such expenditures were made. The amounts paid under this Agreement are in addition to the amount of any contingent deferred sales charge, if any, paid to the Distributor pursuant to the terms of the Trust's Registration Statement as in effect from time to time.

                  10. The Trust agrees to indemnify, defend and hold the Distributor, its officers, directors, employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (each, an "indemnitee"), free and harmless from and against any and all liabilities and expenses, including costs of investigation or defense (including reasonable counsel fees) incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such indemnitee may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while the Distributor was active in such capacity or by reason of the Distributor having acted in any such capacity or arising out of or based upon any untrue statement of a material fact contained in the then-current Prospectus relating to the Shares or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made


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in reliance upon and in conformity with information furnished in writing by the
Distributor to the Trust expressly for use in any such Prospectus; provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Trust or the shareholders of the Trust or any expense of such indemnitee with respect to any matter as to which such indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that its action was in the best interest of the Trust or arising by reason of such indemnitee's willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement ("disabling conduct"), or (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, no indemnification shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such indemnitee appears to have acted in good faith in the reasonable belief that its action was in the best interest of the Trust and did not involve disabling conduct by such indemnitee. Notwithstanding the foregoing the Trust shall not be obligated to provide any such indemnification to the extent such provision would waive any right which the Trust cannot lawfully waive.

                  The Distributor agrees to indemnify, defend and hold the Trust, its Trustees, officers, employees and agents and any person who controls the Trust within the meaning of Section 15 of the 1933 Act (each, an "indemnitee"), free and harmless from and against any and all liabilities and expenses, including costs of investigation or defense (including reasonable counsel fees) incurred by such indemnitee, but only to the extent that such liability or expense shall arise out of or be based upon any untrue or alleged untrue statement of a material fact contained in information furnished in writing by the Distributor of the Trust expressly for use in a Prospectus or any alleged omission to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading or arising by reason of disabling conduct by such indemnitee or any person selling Shares pursuant to an agreement with the Distributor.

                  The Trust shall make advance payments in connection with the expenses of defending any action with


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respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that he is entitled to such indemnification and if the Trustees of the Trust determining that the facts then known to them would not pre clude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking, (B) the Trust shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

                  All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

                  11. This Agreement shall become effective with respect to any class and any series of the Trust on the date set forth above when approved by the Board of Trustees and shall remain in effect for up to two years from its effective date (one year in the case of Section 9) and thereafter from year to year provided such continuance is specifically approved at least annually prior to each anniversary of such date by (a) Trustee Approval or by vote at a meeting of shareholders of such series of the lesser of (i) 67 percent of the Shares present or represented by proxy and (ii) 50 percent of the outstanding Shares and (b) by Disinterested Trustee Approval.


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                  12. This Agreement may be terminated (a) by the Distributor at any time without penalty by giving sixty (60) days' written notice to the Trust which notice may be waived by the Trust; or (b) by the Trust at any time without penalty upon sixty (60) days' written notice to the Distributor (which notice may be waived by the Distributor); provided, however, that any such termination by the Trust shall be directed or approved in the same manner as required for continuance of this Agreement by Section 11(a) (or, in the case of termination of Section 9, by Section 11(b)).

                  13. This Agreement may not be amended or changed except in writing signed by each of the parties hereto and approved in the same manner as provided for continuance of this Agreement in Section 11(a) (or, in the case of amendment of Section 9, by Section 11(b)). Any such amendment or change shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, but this Agreement shall not be assigned by either party and shall automatically terminate upon assignment (as such term is defined in the 1940 Act and the rules thereunder).

                  14. This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements to be performed entirely therein and in accordance with applicable provisions of the 1940 Act.

                  15. If any provision of this Agreement shall be held or made invalid or unenforceable by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected or impaired thereby.

                  16. Notice is hereby given that this Agreement is entered into on the Trust's behalf by an officer of the Trust in such officer's capacity as an officer and not individually. It is understood and expressly stipulated that none of the Trustees, officers or shareholders of the Trust are personally liable hereunder. Neither the Trustees, officers or shareholders assume any personal liability for obligations entered into on behalf of the Trust. All persons dealing with the Trust shall look solely to the property of the Trust for the enforcement of any claims against the Trust.


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                  IN WITNESS WHEREOF the parties hereto have caused this
Agreement to be executed by the Trust's authorized officers as of July __, 1999.

                                            DLJdirect Mutual Funds
                                            for each of its series

                                            DLJdirect Technology Fund
                                            DLJdirect S&P 500 Fund
                                            DLJdirect Growth Fund



                                            By:_________________________________
                                               Name:
                                               Title:

                                            Donaldson Lufkin & Jenrette
                                              Securities Corporation



                                            By:_________________________________
                                               Name:
                                               Title:





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